Exhibit 2.2
FIRST AMENDMENT
TO
MERGER AGREEMENT
     THIS FIRST AMENDMENT TO MERGER AGREEMENT (this “Amendment”) is entered into as of August 26, 2009, among QUIKBYTE SOFTWARE, INC., a Colorado corporation (“Parent”), SORRENTO THERAPEUTICS, INC., a Delaware corporation (“Sorrento”), SORRENTO MERGER CORP., INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Stephen Zaniboni, an individual as the Stockholders’ Agent hereunder (“Stockholders’ Agent”), and Glenn Halpryn, an individual as Parent Representative hereunder (“Parent Representative”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, each of Parent, Sorrento, Merger Sub, the Stockholders’ Agent and the Parent Representative (collectively, the “Parties”) are parties to that certain Merger Agreement, dated as of July 14, 2009 (the “Agreement”); and
     WHEREAS, the Parties desire to amend the Agreement, in the manner and on the terms and conditions hereinafter set forth; and
     WHEREAS, except as explicitly amended and set forth in this Amendment, all other terms and provisions of the Agreement shall remain applicable, operative and unchanged.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the representations, warranties, covenants and agreements of the Parties, the Parties hereto agree as follows:
ARTICLE 1
AMENDMENTS
     1.1 Section 1.1 of the Agreement is hereby amended by the deletion of the reference to “August 31, 2009” in the definition of “End Date” and the insertion in lieu thereof of “September 30, 2009”.
     1.2 Section 6.7 of the Agreement is hereby amended by the deletion of the definition of “Directors Nominees” contained therein and the insertion in lieu thereof of the following definition of “Directors Nominees”:

     “Director Nominees” means four persons designated by Antonius Schuh, and who shall initially be Antonius Schuh, Henry Ji, Lewis Shuster and Ernst-Güenter Afting, two persons designated by OPKO Health, Inc. (“OPKO”), who shall initially be Jamie Freedman and Glenn Halpryn, and one person designated by Parent, who shall initially be Curtis Lockshin.
     1.3 Exhibit A to the Agreement is hereby amended and restated in its entirety and replaced with Exhibit A to this Amendment.
ARTICLE 2
MISCELLANEOUS
     2.1 Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Parties and their successors and assigns. None of the Parties to this Amendment may assign or otherwise transfer this Amendment or any rights or obligations hereunder without the prior written consent of the other Parties.
     2.2 Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile, scanned or e-mailed copy of an original written signature shall be deemed to have the same effect as an original written signature.
     2.3 Headings. The captions and headings contained in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
     2.4 Notices. Notices shall be provided for as set forth in the Agreement.
     2.5 Amendments and Waivers. Any term of this Amendment may be amended, only with the written consent of Parent and Sorrento until the Effective Time. After the Effective Time, such action shall be taken only with the written consent of a majority in interest of the pre-Closing shareholders or stockholders of each of Parent and Sorrento, respectively, but only to the extent permitted by applicable Law. The observance of any term of this Agreement may be waived, either generally or in a particular instance and either retroactively or prospectively, at any time by the party or Parties hereto entitled to the benefit thereof.
     2.6 Enforceability; Severability. The Parties hereto agree that each provision of this Amendment will be interpreted in such a manner as to be effective and valid under applicable Law. If one or more provisions of this Amendment are nevertheless held to be prohibited, invalid or unenforceable under applicable Law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Amendment. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Amendment in its entirety, the balance of the Amendment will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.
     2.7 Governing Law; Jurisdiction. This Amendment shall otherwise be construed in accordance with, and governed in all respects by, the Laws of Delaware. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment brought by any other party or its successors or assigns shall be brought and determined in any Delaware state or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

     2.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS AMENDMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AMENDMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     2.9 Third Parties. The Agreement and this Amendment are made and entered into for the sole protection and benefit of the Parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under the Agreement or this Amendment, except that the Sorrento Stockholders, are third party beneficiaries with respect to the provisions set forth in Sections 9.2(a) and 9.4 of the Agreement.
     2.10 Entire Agreement. The Agreement, this Amendment and all schedules and exhibits hereto and thereto constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
     2.11 Delays or Omissions. No delay or omission to exercise any right power or remedy accruing to any party under this Amendment, or upon any breach or default of any other party under this Amendment, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Amendment, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Amendment or by Law or otherwise afforded to any party, will be cumulative and not alternative.

     2.12 Expenses. Each party shall bear and pay all of the legal, accounting and other costs and expenses incurred by it in connection with the transactions contemplated by this Amendment.
     2.13 Exhibit. The Exhibit annexed hereto and referred to herein is hereby incorporated in and made a part of this Amendment as if set forth in full herein.
     2.14 No Other Amendment. Except as provided in Article 1 hereof, all terms of the Agreement shall remain in full force and effect in accordance with their respective terms.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

Sorrento Therapeutics, Inc., a Delaware corporation
By:	/s/ Antonius Schuh
	Name:	Antonius Schuh
	Title:	President and Chief Executive Officer

QuikByte Software, Inc., a Colorado corporation
By:	/s/ Glenn Halpryn
	Name:	Glenn Halpryn
	Title:	President and Chief Executive Officer

Sorrento Merger Corp., Inc., a Delaware corporation
By:	/s/ Glenn Halpryn
	Name:	Glenn Halpryn
	Title:	President and Chief Executive Officer

     Solely for the purposes of agreement with Section 1.1 and Article 2 hereof:

Stephen Zaniboni, as the Stockholders’ Agent
/s/ Stephen Zaniboni
Stephen Zaniboni

Glenn Halpryn, as Parent Representative
/s/ Glenn Halpryn
Glenn Halpryn

[SIGNATURE PAGE TO FIRST AMENDMENT TO MERGER AGREEMENT]

EXHIBIT A
LOCK-UP AGREEMENTS
Parent Corp.

Attn:_______________________
Ladies and Gentlemen:
     The undersigned, a holder of shares of Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), and/or QuikByte Software, Inc., a Colorado corporation (together with its successors, “Parent”), will hold shares of common stock, $0.0001 par value, of Parent (“Parent Shares”) after the transactions contemplated by that certain Merger Agreement, dated as of July 14, 2009 by and among Sorrento, Parent, Sorrento Merger Corp., Inc., a Delaware corporation, Stephen Zaniboni, an individual as the Stockholders’ Agent thereunder, and Glenn Halpryn, an individual as Parent Representative thereunder, as amended (the “Merger Agreement”). For good and valuable consideration, the undersigned hereby irrevocably agrees that following the closing of the merger contemplated under the Merger Agreement (the “Merger”), the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Parent Share, including, Parent Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Parent Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Parent Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Parent Shares or securities convertible into or exercisable or exchangeable for Parent Shares or any other securities of Parent, or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period commencing on the date of the closing of the Merger and ending on the twenty-four (24) month anniversary of such date. Notwithstanding the foregoing, this Lock-Up Letter Agreement shall automatically terminate and the undersigned holder will be automatically released from any transfer restrictions hereunder on the last business date that is immediately prior to the consummation of a Change of Control. For purposes hereof, a “Change of Control” shall mean any transaction or series of transactions involving (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving Parent, as a result of which the shareholders of Parent immediately prior to such transaction hold, in the aggregate, less than 50% of the voting power of Parent or the surviving entity immediately after such transaction on a fully-diluted basis; (ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of the business or assets (including intangible assets) of Parent; or (iii) any liquidation or dissolution of Parent.

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     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     [This Lock-Up Letter Agreement amends and restates in its entirety that certain Lock-Up Letter Agreement, dated [          ], 2009, delivered by the undersigned to Parent.]

Yours truly,
By:
Name:
Title:

Dated:

Accepted and Acknowledged: QuikByte Software, Inc.
By:
Name:
Title:

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